UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - May 24, 2005 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2005, Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda (the “Company”), entered into a Pricing Agreement with Banc of America Securities LLC and Deutsche Bank Securities Inc. in respect of the issuance by the Company of 4.75% Senior Notes due 2015, in the principal amount of $300,000,000 (the “Notes”). Also on May 24, 2005, the Company entered into an indenture with Wells Fargo Bank, N.A., as trustee (the “Indenture”). In connection with the Indenture and the offering of the Notes, on May 26, 2005, the Company filed a supplemental prospectus (the “Supplemental Prospectus”) with the Securities and Exchange Commission under the Company’s existing Registration Statement on Form S-3 (Registration No. 333-88580). Copies of the Pricing Agreement and the Indenture are attached hereto as Exhibits 10.1 and 10.2.

The Notes are senior, unsecured obligations of the Company, ranking equally with all other senior, unsecured obligations of the Company. Interest is payable each May 15th and November 15th, with the first interest payment date being November 15, 2005. The Notes are redeemable, in whole or in part, at the option of the Company, subject to the payment of a make-whole premium as described in the Supplemental Prospectus. The Notes are subject to customary events of default and covenants including restrictions on the granting of liens, mergers and sales of assets and sale and leaseback transactions.

Ingersoll-Rand Company, a New Jersey corporation and an indirect, wholly-owned subsidiary of the Company, has unconditionally guaranteed the Company’s obligations under the Notes, and is also a party to the Pricing Agreement and Indenture.

Settlement on the Notes occurred on May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED (Registrant)

Date: May 27, 2005	By:	/s/ Patricia Nachtigal
Patricia Nachtigal Senior Vice President and General Counsel

Exhibit Index
Exhibit No.  Exhibit Description

10.1	Pricing Agreement dated as of May 24, 2005 among Ingersoll-Rand Company Limited, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Ingersoll-Rand Company.

10.2	Indenture dated as of May 24. 2005 among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as trustee.